                                                                     EXHIBIT 7.C


                           INCENTIVE STOCK OPTION AGREEMENT


         This Option Agreement (the "Agreement") made and effective as of the 10th day of February, 1999, between BFX Hospitality Group, Inc., a Delaware corporation (the "Corporation"), and Robert Korman, an Employee of the Corporation or one or more of its Subsidiaries (the "Employee").

         WHEREAS, pursuant to the BFX Hospitality Group, Inc. 1997 Employee Stock Option Plan (the "Plan") the Corporation desires to afford Employee the opportunity to purchase shares of Corporation's $.05 par value common stock, as a reward for past performance as a key employee of the Corporation, and as an incentive for future performance.

         NOW, WHEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

         1. Grant of Option. The Corporation hereby grants to the Employee the right and option (the "Option") to purchase an aggregate of 25,000 shares of Corporation's $.05 par value common stock (the "Shares"), such Shares being subject to adjustment as provided in Section 4.5 of the Plan, and on the terms and conditions herein set forth.

         2. Purchase Price. The purchase price of the Shares covered by the Option shall be $1.50 per Share.

         3. Term of Option. The term of the Option shall be for a period of five
(5) years from the date hereof, beginning on February 10, 1999, and ending on February 9, 2004, subject to earlier termination pursuant to Section 5.7 of the Plan.

         4. Exercise of Option. From and after one hundred eighty-one (181) days from the effective date hereof, the Option shall be fully exercisable, in whole or in part, for the remaining term of the Option, subject to the terms of the Plan. The Option granted herein shall be exercisable only by the Employee, the Administrator or Executor of the Estate of the Employee or the heirs of the Employee taking title to the Option pursuant to the Employee's Will or the laws of descent and distribution.

         5. Transferability of Option. This Option may be transferred by Employee by Will or by the laws of descent and distribution, but not otherwise. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Option Agreement or Option in the form hereof in the name of assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Options under this Paragraph.


Incentive Stock Option Agreement                                          Page 1

         6. Exercise on Termination of Employment. Employee's rights to exercise the Options following a severance of employment of the Employee from the Company shall be governed by Section 5.7 of the Plan.

         7. Rights as a Shareholder. The Employee or Employee's permitted transferee shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of issuance of a stock certificate for such Shares. No adjustments, other than as provided in Section 4.5 of the Plan, shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions for which the record date is prior to the date such stock certificate is issued.

         8. Listing; Registration; Governmental Approval.

                  (a) Issuance. The Option granted herein is subject to the requirement that, if at any time the listing, registration, or qualification of Shares issuable upon exercise of the Option is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary as a condition of, or in connection with the issuance of any Shares, no Shares shall be issued in whole or in part, unless such listing, registration, qualification, consent or approval has been obtained. The Corporation agrees, at its own expense, to take all action necessary to obtain such listing, registration, qualification, consent or approval so the Corporation can perform its contractual obligation to issue the Shares covered by this Option.

                  (b) Registration Rights.

                      (1) Employee shall have the right, exercisable by written notice to the Corporation from time to time for three (3) years following the date of exercise of the options, to have the Corporation prepare and file with the Securities and Exchange Commission (the "Commission"), at the sole expense of the Corporation, registration statements and such other documents, including prospectuses, as may be necessary in the opinion of both counsel for the Corporation and counsel for Employee, in order to comply with the provisions of the Securities Act of 1933, as amended (the "Act"), so as to permit a public offering and sale by Employee of his Registrable Securities (as hereinafter defined).

                      (2) If, at any time within to three (3) years following the exercise of the Option, the Corporation proposes to prepare and file a registration statement covering equity or debt securities of the Corporation, or any such securities of the Corporation held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form), it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty (30) business days prior to the filing of each such registration statement, to Employee. Upon the written request of Employee, make within twenty (20) business days after receipt of the Notice, that the Corporation include any of Employee's Registrable Securities in the proposed registration statement, the Corporation shall, as to Employee, use its best efforts to effect the


Incentive Stock Option Agreement                                          Page 2
registration under the Act of Registrable Securities which it has been so requested to register and include them in the sale by the underwriter ("Piggyback Registration"), at the Corporation's sole cost and expense and at no cost or expense to Employee; provided, however, that if, in the written opinion of the Corporation's managing underwriter, if any, for such offering, the inclusion of a specific percentage (up to 100%) of the Registrable Securities requested to be registered, when added to the securities being registered by the Corporation or the selling shareholder(s), will exceed the maximum amount of the Corporation's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially adversely affecting the entire offering, then the Corporation may exclude from such offering the percentage of the Registrable Securities which it has been requested to register specified by such managing underwriter. To avail himself of the registration right granted herein, Employee shall (a) firmly commit to sell his shares and to escrow them pending completion of the registration; and
(b) agree to a pre-offering lock-up for ninety (90) days prior to the effective date of such registration and a post-offering lock-up for an additional ninety
(90) days. Notwithstanding the provisions of paragraph 8(b)(1), the Corporation shall have the right at any time after it shall have given written notice pursuant to this paragraph 8(b)(1) (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

                  (3) As used herein the term "Registrable Security" means all of the Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the immediate public distribution of such security or
(iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the common stock of Employer, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the registration rights granted pursuant to this paragraph 8.

                  (4) In connection with any registration under this paragraph 8, the Corporation shall file the registration statement as expeditiously as possible, but in no event later than thirty (30) business days following receipt of any demand therefor, shall use its best efforts to have any such Registration Statements declared effective at the earliest possible time, and shall furnish Employee such number of prospectuses as shall reasonably be requested.

                  (5) The Corporation shall pay all costs, fees and expenses in connection with any such registration statements filed pursuant to this paragraph 8 including, without limitation, the Corporation's legal and accounting fees, printing expenses, and blue sky fees and expenses, except for underwriting commissions and discounts relating to Employee's shares.

                  (6) The Corporation will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by Employee; provided

Incentive Stock Option Agreement                                          Page 3
that the Corporation shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                  (7) Employee may, at his option, require the Corporation to satisfy its obligation with respect to this paragraph 8 by including the Registrable Securities, to the extent permissible, in a registration statement on Form S-8 (or a successor form thereto) filed with the Commission which contains a "reoffer prospectus" as required by General Instruction C of Form S-8; provided, however, that Employee's rights under this paragraph 8 shall continue with respect to any Registrable Securities not included in such registration statement on Form S-8.

          9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice delivered in person or by first class mail to the Corporation at its offices located at 226 Bailey Avenue, Suite 101, Fort Worth, Texas 76107. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such Shares, in which event the Corporation shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received.

          Payment of such purchase price shall, in either case, be made in (i) cash, or (ii) cashier's certified or personal check payable to the order of the Corporation, (iii) in whole shares of the Corporation's common stock previously acquired by Employee and evidenced by negotiable certificates, or (iv) by the Corporation withholding Shares that otherwise would be acquired upon such exercise. Any Shares transferred to the Corporation (or withheld upon exercise) as payment of the purchase price under this option shall be valued at the Fair Market Value on the day preceding the date of exercise of the Option. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option; or if the Option shall be exercised by the Employee, and if the Employee shall so request in the notice exercising the Option, such Option shall be registered in the name of the Employee and another person, as joint tenants with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons other than the Employee, such notice shall be accompanied by appropriate proof satisfactory to the Corporation of the right of such person or persons to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable. Upon the exercise of less than all of the Options hereunder, the Corporation shall promptly execute and deliver a new Option Agreement in the form hereof covering the balance of unexercised Options. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of such new Option Agreements.

         10. Withholding of Taxes. At such times as an Employee recognizes taxable income in connection with the receipt of shares hereunder (a "Taxable Event), Employee shall pay to the Corporation an amount equal to the federal, state and local income taxes and other amounts as may


Incentive Stock Option Agreement                                          Page 4
be required by law to be withheld by the Corporation in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares. In satisfaction of the obligation to pay Withholding Taxes to the Corporation, Employee may make a written election (the "Tax Election"), which shall be binding upon the Corporation, to have withheld a portion of the Shares then issuable to Employee having an aggregate Fair Market Value equal to the Withholding Taxes.

         11. Incentive Stock Options. The Options granted hereunder are intended to qualify as incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

         12. Subsidiary. As used herein, the term "Subsidiary" shall mean any present or future corporation in which the Corporation shall own 50% or more of its accrued voting stock.

         13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators and successors of the parties hereto.

         14. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

         15. Headings. Headings are for the convenience of the parties are not deemed to be part of this Agreement.

EXECUTED as of the day and year first written above.

EMPLOYER:                          BFX HOSPITALITY GROUP, INC.:


                                   By:
                                      -------------------------------
                                      Chief Executive Officer


EMPLOYEE:


                                      -------------------------------
                                      Robert Korman




Incentive Stock Option Agreement                                          Page 5

                      NON-QUALIFIED STOCK OPTION AGREEMENT


          This Option Agreement (the "Agreement") made and effective as of the 4th day of October, 1999, between BFX Hospitality Group, Inc., a Delaware corporation (the "Corporation"), and Robert Korman, an Employee of the Corporation or one or more of its Subsidiaries (the "Employee").

          WHEREAS, the Corporation desires to afford Employee the opportunity to purchase shares of Corporation's $.05 par value common stock, as a reward for past performance as a key employee of the Corporation, and as an incentive for future performance.

          NOW, WHEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

          1. Grant of Option. The Corporation hereby grants to the Employee the right and option (the "Option") to purchase an aggregate of 25,000 shares of Corporation's $.05 par value common stock (the "Shares"), such Shares being subject to adjustment as provided in paragraph 6 hereof, and on the terms and conditions herein set forth.

          2. Purchase Price. The purchase price of the Shares covered by the Option shall be $1.00 per Share.

          3. Term of Option. The term of the Option shall be for a period of five (5) years from the date hereof, beginning on October 4, 1999 and ending on October 3, 2004.

          4. Exercise of Option. From and after October 4, 1999, the Option shall be fully exercisable, in whole or in part, for the remaining term of the Option. The Option granted herein shall be exercisable only by the Employee, the Administrator or Executor of the Estate of the Employee, the heirs of the Employee taking title to the Option pursuant to the Employee's Will or the laws of descent and distribution, a court appointed guardian of the Employee, or by power of attorney duly appointed by the Employee.

          5. Transferability of Option. This Option may be transferred by Employee by Will or by the laws of descent and distribution, but not otherwise. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Option Agreement or Option in the form hereof in the name of assignee or assignees and in the denominations specified in such instructions. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of Options under this Paragraph.

          6.  Anti-Dilution Provisions.

          (a) In case at any time or from time to time after the date of this Option, the holders of common stock of the Company shall have received or shall have become legally entitled to receive,

                  (i) other or additional stock or other securities or property (other than cash) by way of a dividend or other distribution, or

                  (ii) other or additional (or less) stock or other securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination or shares or similar corporate rearrangements, then and in each such case the holder of this Option, upon the exercise hereof s provided herein, shall be entitled to receive, in lieu of (or in addition to, as the case may be) the Shares theretofore receivable upon the exercise of this Option, the amount of stock and other securities and property (including cash in the case referred to in clause (ii) above) which such holder would have held on the date of such exercise of on the date such dividend, distribution, corporate rearrangement or such other event as described in clause (ii) above such holder had been the holder of record of the number of Shares receivable upon the exercise of this Option and had thereafter, during the period from the date thereof to and including the date of such exercise, obtained such Shares and all other or additional (or less) stock and other securities and property (including cash in the case referred to in clause (ii) above) receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period by the following subparagraph.

          (b) In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable on the exercise of this Option) after the date hereof, or in case, after such date, the Company (or any such other corporation) shall consolidate, amalgamate or merge with or into or enter into a mandatory share exchange with another entity, then and in each such case the holder of this Option, upon the exercise hereof as provided herein at any time after the consummation of such reorganization, consolidation, amalgamation, merger, mandatory share exchange, or conveyance, shall be entitled to receive, and any third parties participating in such transaction shall acknowledge in writing that the holder is entitled to receive, in lieu of the Shares, stock or other securities and property receivable upon the exercise of this Option prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Option immediately prior thereto, all subject to further adjustment as provided in the preceding subparagraph (a).

          (c) So long as this Option shall be outstanding and unexercised, if the Company shall enter into any transactions referred to in this Section 6, which effects a change in the securities or other property to which the holder is entitled upon exercise of this Option, then, in any such case, the Company shall cause to be sent to the holder a brief statement of the event giving rise to such effect, and a description thereof, together with advance notice of the record date relevant to any such transaction.

          7. Rights as a Shareholder. The Employee or Employee's permitted transferee shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of issuance of a stock certificate for such Shares. No adjustments, other than as provided in paragraph 6 above, shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions for which the record date is prior to the date such stock certificate is issued.

          8. Listing; Registration; Governmental Approval.

          (a) Issuance. The Option granted herein is subject to the requirement that, if at any time the listing, registration, or qualification of Shares issuable upon exercise of the Option is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary as a condition of, or in connection with the issuance of any Shares, no Shares shall be issued in whole or in part, unless such listing, registration, qualification, consent or approval has been obtained. The Corporation agrees, at its own expense, to take all action necessary to obtain such listing, registration, qualification, consent or approval so the Corporation can perform its contractual obligation to issue the Shares covered by this Option.

          (b) Registration Rights.

                  (1) Employee shall have the right, exercisable by written notice to the Corporation from time to time for three (3) years following the date of exercise of the Options, to have the Corporation prepare and file with the Securities and Exchange Commission (the "Commission"), at the sole expense of the Corporation, registration statements and such other documents, including prospectuses, as may be necessary in the opinion of both counsel for the Corporation and counsel for Employee, in order to comply with the provisions of the Securities Act of 1933, as amended (the "Act"), so as to permit a public offering and sale by Employee of his Registrable Securities (as hereinafter defined).

                  (2) If, at any time within to three (3) years following the exercise of the Option, the Corporation proposes to prepare and file a registration statement covering equity or debt securities of the Corporation, or any such securities of the Corporation held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form), it will give written notice of its intention to do so by registered mail ("Notice"), at least thirty (30) business days prior to the filing of each such registration statement, to Employee Upon the written request of Employee, made within twenty (20) business days after receipt of the Notice, that the Corporation include any of Employee's Registrable Securities in the proposed registration statement, the Corporation shall, as to Employee, use its best efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register and include them in the sale by the underwriter ("Piggyback Registration"), at the Corporation's sole cost and expense and at no cost or expense to Employee; provided, however, that if, in the written opinion of the Corporation's managing underwriter, if any, for such offering, the inclusion of a specific percentage (up to 100%) of the Registrable Securities requested to be registered, when added to the securities being registered by the Corporation or the selling shareholder(s), will exceed the maximum amount of the Corporation's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially adversely affecting the entire offering, then the Corporation may exclude from such offering the percentage of the

Registrable Securities which it has been requested to register specified by such managing underwriter. To avail himself of the registration right granted herein, Employee shall (a) firmly commit to sell his shares and to escrow them pending completion of the registration; and (b) agree to a pre-offering lock-up for ninety (90) days prior to the effective date of such registration and a post-offering lock-up for an additional ninety (90) days. Notwithstanding the provisions of this paragraph 8(b)(1), the Corporation shall have the right at any time after it shall have given written notice pursuant to this paragraph 8(b)(2) (irrespective of whether any written request for inclusion of such securities shall have already been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.

                  (3) As used herein the term "Registrable Security" means all of the Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the immediate public distribution of such security or
(iii) it has ceased to be outstanding. In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the common stock of Employer, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the registration rights granted pursuant to this paragraph 8.

                  (4) In connection with any registration under this paragraph 8, the Corporation shall file the registration statement as expeditiously as possible, but in no event later than thirty (30) business days following receipt of any demand therefor, shall use its best efforts to have any such Registration Statements declared effective at the earliest possible time, and shall furnish Employee such number of prospectuses as shall reasonably be requested.

                  (5) The Corporation shall pay all costs, fees and expenses in connection with any such registration statements filed pursuant to this paragraph 8 including, without limitation, the Corporation's legal and accounting fees, printing expenses, and blue sky fees and expenses, except for underwriting commissions and discounts relating to Employee's shares.

                  (6) The Corporation will take all necessary action which may be required in qualifying or registering the Registrable Securities included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by Employee; provided that the Corporation shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                  (7) Employee may, at his option, require the Corporation to satisfy its obligation with respect to this paragraph 9, by including the Registrable Securities, to the extent permissible, in a registration statement on Form S-8 (or a successor form thereto) filed with the Commission which contains a "reoffer prospectus" as required by General Instruction C of Form S-8; provided, however, that Employee's rights under this paragraph 8 shall continue with respect to any Registrable Securities not included in such registration statement on Form S-8.

          9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice delivered in person or by first class mall to the, Corporation at its offices presently located at 226 Bailey Avenue, Suite 101, Fort Worth, Texas 76107. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such Shares, in which event the Corporation shall deliver a certificate representing such Shares as soon as practicable after the notice shall be received.

          Payment of such purchase price shall, in either case, be made in (i) cash, (ii) cashier's, certified or personal check payable to the order of the Corporation, (iii) in whole shares of the Corporation's common stock previously acquired by Employee and evidenced by negotiable certificates, or (iv) by the Corporation withholding Shares that otherwise would be acquired upon such exercise. Any Shares transferred to the Corporation (or withheld upon exercise) as payment of the purchase price under this option shall be valued at the Fair Market Value on the day preceding the date of exercise of the Option. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons so exercising the Option; or if the Option shall be exercised by the Employee, and if the Employee shall so request in the notice exercising the Option, such Option shall be registered in the name of the Employee and another person, as joint tenants with right of survivorship, and shall be delivered as provided above to or upon the written order of the person or persons other than the Employee, such notice shall be accompanied by appropriate proof satisfactory to the Corporation of the right of such person or persons to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable. Upon the exercise of less than all of the Options hereunder, the Company shall promptly execute and deliver a new Option Agreement in the form hereof covering the balance of unexercised Options. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of such new Option Agreements.

          Upon request by Employee, the Company hereby agrees to loan Employee such amount of money as is needed by Employee to pay the purchase price for such shares. Such loan shall be evidenced by a promissory note, payable in full twelve (12) months from date of execution, bearing interest at the rate of 8% per annum, and secured by the shares of stock purchased with the proceeds of the loan or other collateral acceptable to Company.

          10. Withholding of Taxes. At such times as Employee recognizes taxable income in connection with the receipt of shares hereunder (a "Taxable Event"), Employee shall pay to the Corporation an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Corporation in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such Shares. In satisfaction of the obligation to pay Withholding Taxes to the Corporation, Employee may take a written election (the "Tax Election"), which shall be binding upon the Corporation to have withheld a portion of the Shares then issuable to Employee having an aggregate Fair Market Value equal to the Withholding Taxes.

          11. Non-Qualified Options. The Options granted hereunder are not part of or authorized pursuant to any plan or arrangement which is qualified or created incident to any provision of the Internal Revenue Code of 1986, as amended.

          12. Subsidiary. As used herein, the term "Subsidiary" shall mean any present or future corporation in which the Corporation shall own 50% or more of its accrued voting stock.

          13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators and successors of the parties hereto.

          14. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

          15. Headings. Headings are for the convenience of the parties are not deemed to be part of this Agreement.

EXECUTED as of the day and year first written above.

CORPORATION:                       BFX HOSPITALITY GROUP, INC.

                                   By:  /s/ ROBERT H. MCLEAN
                                       ----------------------------------------
                                       Robert H. McLean
                                       Chief Executive Officer


EMPLOYEE:

                                        /s/ ROBERT KORMAN
                                      -----------------------------------------
                                      Robert Korman